EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS FIRST QUARTER 2015 RESULTS

•	First quarter 2015 net sales increased 28%, adjusting for previously announced wind-down operations and excluding certain non-comparable items in 2014, or 14% on a reported basis
•	First quarter 2015 direct-to-consumer comparable sales growth of 9%
•	First quarter 2015 Adjusted EBITDA Excluding Wind-Down Operations was $28 million, or Adjusted EBITDA of $25 million, compared to $17 million for first quarter 2014
•	First quarter 2015 adjusted diluted earnings per share of $0.03, excluding a loss of ($0.02) related to results of wind-down operations
•	Reaffirms 2015 guidance for net sales of $1.2 billion to $1.275 billion and Adjusted EBITDA of $185 million to $200 million, each excluding wind-down operations

NEW YORK, NY – MAY 7, 2015 – Kate Spade & Company (NYSE:KATE) today announced results for the first quarter ended April 4, 2015.

Net sales for the first quarter of 2015, excluding sales for wind-down operations, were $240 million, an increase of $53 million, or 28.4% compared to the first quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and 2015 strategic initiatives.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

Reported net sales for the first quarter of 2015 were $255 million, an increase of $32 million, or 14.2%, from the comparable 2014 period.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said:  “This quarter, our overall performance reflects positive momentum across our four category pillars – women’s, men’s, children’s and home – with a pro-forma net sales increase of 28% and direct-to-consumer comparable sales growth of 9%. Our channel-agnostic approach and emphasis on improving quality of sale continue to drive brand awareness, customer engagement and product demand.”

Mr. Leavitt concluded: “Looking ahead, we’ll continue to focus on driving profitability, accelerating growth across geographies and product categories and broadening our customer base. We are confident in the strength of our business model and are making significant progress toward becoming a $4 billion business at retail.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “We are pleased with our overall first quarter profitability and reaffirm our 2015 guidance as we remain steadily on course to achieve full year Adjusted EBITDA margin in excess of 15%.  We continue to focus the use of capital and resources to maximize profitability.”

For the first quarter of 2015 on a GAAP basis, loss from continuing operations was $54 million, or ($0.42) per share, compared to loss from continuing operations of $38 million, or ($0.31) per share, for the first quarter of 2014. Adjusted diluted earnings per share from continuing operations in the first quarter of 2015 were $0.01, compared to an adjusted loss of ($0.04) per share in the first quarter of 2014.

The Company will host a conference call at 8:30 am Eastern time today to discuss its results for the first quarter 2015. The dial-in number is 1-888-694-4676 with pass code 25318827. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the first quarter 2015, to be filed with the Securities and Exchange Commission.

The Company determined each of the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives do not represent a strategic shift in the Company’s operations and therefore will not present their activities as discontinued operations.

Adjustments to net sales for wind-down operations include net sales for Kate Spade Saturday, Jack Spade brick and mortar locations, Kate Spade Brazil and Adelington Design Group brand closures in both periods. In addition to those items, the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives, including quality of sale and the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture are adjusted in 2014.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

The adjusted results for the first quarter 2015 and 2014, as well as 2015 guidance, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs and loss on settlement of note receivable. The adjusted results for 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and Adelington Design Group brand closures).  The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a go-forward basis and on a consistent basis with the Company’s 2015 guidance. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the Adelington Design Group brand closures.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a go-forward basis that is consistent with its 2015 guidance.

FIRST QUARTER RESULTS

Overall Results

Net sales for the first quarter of 2015, excluding sales for wind-down operations, were $240 million, an increase of $53 million, or 28.4% compared to the first quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and the 2015 strategic initiatives.  Reported net sales for the first quarter of 2015 were $255 million, an increase of $32 million, or 14.2%, from the comparable 2014 period. First quarter 2015 direct-to-consumer comparable sales growth was 9%, or 6% excluding eCommerce.

Disclosure of comparable sales per square foot in prior periods included Kate Spade Saturday, Jack Spade and Kate Spade Brazil productivity and sales for the 53rd week in 2014.  The company reported comparable sales per square foot of $1,513 for the year ended January 3, 2015.  Including adjustments for both the additional week and wind-down operations, comparable sales per square foot were $1,579 for the year ended January 3, 2015.  Comparable sales per square foot for kate spade new york were $1,538 for the latest twelve months, compared to $1,579 for the twelve month period ended January 3, 2015.  The sales per square foot for kate spade new york comparable stores for the latest twelve months increased compared to the prior period when adjusting both periods to (i) include in the comparable sales results of stores that were relocated to former Juicy Couture locations and became non-comparable during 2014 and (ii) remove the impact of changes in foreign currency exchange rates.

Gross profit as a percentage of net sales was 62.0%, excluding the impact of wind-down operations and was favorably impacted by timing. On a reported basis, gross profit decreased to 60.6% in the first quarter of 2015, compared to 61.2% in the comparable 2014 period.

Selling, general & administrative expenses were $137 million, or 57.4% of net sales, excluding the results of wind-down operations, expenses associated with streamlining activities and a $26 million charge in the first quarter of 2015 to terminate contracts with the Company’s former joint venture partner in China.  On a reported basis, selling, general and administrative expenses increased to $192 million, or 75.1% of net sales in the first quarter of 2015, compared to $164 million, or 73.2% of net sales in the first quarter of 2014.

Loss on settlement of note receivable was $10 million in the first quarter of 2015 and represented a prepayment discount on the seller note receivable the Company received in connection with the sale of Lucky Brand.

Interest expense, net decreased to $3 million in the first quarter of 2015, compared to $10 million in the first quarter of 2014.

Net Debt decreased to $199 million at the end of the first quarter of 2015 from $267 million at the end of the first quarter of 2014, primarily due to the prepayment of the Lucky Brand seller note.

Segment Highlights

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26 million charge in the first quarter of 2015 to terminate contracts with the Company’s former joint venture partner in China.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than equity income (loss) in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Kate Spade North America

Kate Spade North America net sales for the first quarter of 2015, excluding sales for wind-down operations, were $187 million, an increase of $44 million, or 30.8% compared to the first quarter of 2014, adjusting for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and quality of sale initiatives in 2014.  Reported net sales for the first quarter of 2015 were $196 million, an increase of $32 million, or 19.4%, from the comparable 2014 period.

Store counts and key operating metrics for kate spade new york stores are as follows:

—	We ended the quarter with 92 specialty retail stores and 60 outlet stores, reflecting the net addition over the last 12 months of 15 specialty retail stores and 18 outlet stores; and
—	Average retail square footage in the first quarter of 2015 was approximately 345 thousand square feet, a 37.5% increase compared to 2014.

The store counts at the end of the quarter excluded 1 specialty and 1 outlet store for Kate Spade Saturday expected to close in the second quarter of 2015.

Kate Spade North America Segment Adjusted EBITDA Excluding Wind-Down Operations was $20 million (10.9% of net sales) for the first quarter of 2015.  Kate Spade North America Segment Adjusted EBITDA, including results of wind-down operations was $18 million (9.2% of net sales) for the first quarter of 2015, compared to $16 million (9.9% of net sales), for the first quarter of 2014.

Kate Spade International

Kate Spade International net sales for the first quarter of 2015, excluding sales for wind-down operations, were $47 million, an increase of $7 million, or 18.0%, adjusting for wind-down operations and excluding the impacts of the 53rd week and changes in foreign currency exchange rates.  Reported net sales for the first quarter of 2015 were $52 million, a decrease of $1 million, or (1.7)%, from the comparable 2014 period.

Store counts and key operating metrics for kate spade new york stores are as follows:

—

We ended the quarter with 26 specialty retail stores, 51 concessions and 13 outlet stores, reflecting the net addition over the last 12 months of 6 concessions and 3 outlet stores and a net reduction of 3 specialty stores, including the conversion of 6 specialty stores, 3 concessions and 1 outlet store totaling 11 thousand square feet in Hong Kong, Macau and Taiwan to a joint venture; and

—	Average retail square footage in the first quarter of 2015 was approximately 89 thousand square feet, a 22.8% increase compared to 2014.

The store counts at the end of the quarter included 7 specialty and 1 outlet kate spade new york stores in Brazil that will be transitioned to a partner or closed in 2015 in connection with our new Latin America distribution agreement.

The store counts at the end of the quarter excluded 9 Kate Spade Saturday and 2 Jack Spade stores or concessions expected to close by the end of the third quarter of 2015 in connection with the announced wind-down initiatives.

Kate Spade International Segment Adjusted EBITDA Excluding Wind-Down Operations was $6 million (13.6% of net sales) for the first quarter of 2015.  Kate Spade International Segment Adjusted EBITDA, including results of wind-down operations, was $5 million (9.5% of net sales) for the first quarter of 2015, compared to $1 million (2.8% of net sales), for the first quarter of 2014.

Adelington Design Group

Adelington Design Group net sales for the first quarter of 2015, excluding wind-down operations were $6 million, an increase of $2 million or 45.4% adjusting for wind-down operations in 2014.  Reported net sales were $7 million, a 12.0% increase compared to 2014, principally reflecting increases in Liz Claiborne and Monet.

Adelington Design Group Segment Adjusted EBITDA Excluding Wind-Down Operations was $1 million (22.5% of net sales), in the first quarter of 2015. Adelington Design Group Segment Adjusted EBITDA in the first quarter of 2015 was $2 million (23.1% of net sales) and flat ((6.0)% of net sales) in the first quarter of 2014.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation our ability to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to optimize our product offerings, in order to anticipate and respond timely to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand into new product categories; our ability to successfully implement our marketing initiatives; our ability to complete the wind-down of our Kate Spade Saturday business, Jack Spade retail store operations and our owned business in Brazil in a satisfactory manner and to manage the associated costs, including the impact on our relationships with our employees, vendors, distributors and landlords and unanticipated expenses and charges that may occur, such as litigation risk, including litigation regarding employment and workers’ compensation; risks associated with the various businesses we have disposed, including compliance with our transition service requirements; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the Kate Spade and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party eCommerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with having a buying/sourcing agreement which results in a single third party foreign buying/sourcing agent for a significant portion of our apparel products and transitioning buying/sourcing  activities for our non-apparel products to an in-house model; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political, labor and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	April 4, 2015	% of	April 5, 2014	% of
	(13 Weeks)	Sales	(14 Weeks)	Sales

Net Sales	$255,316	100.0%	$223,614	100.0%
Cost of goods sold	100,589	39.4%	86,791	38.8%
Gross Profit	154,727	60.6%	136,823	61.2%
Selling, general & administrative expenses	191,853	75.1%	163,750	73.2%
Operating Loss	(37,126)	(14.5) %	(26,927)	(12.0) %
Other expense, net	(1,395)	(0.5) %	(153)	(0.1) %
Loss on settlement of note receivable	(9,873)	(3.9) %	-	-
Interest expense, net	(3,364)	(1.3) %	(9,522)	(4.3) %
Loss Before Provision for Income Taxes	(51,758)	(20.3) %	(36,602)	(16.4) %
Provision for income taxes	1,801	0.7%	1,806	0.8%
Loss from Continuing Operations	(53,559)	(21.0) %	(38,408)	(17.2) %
Discontinued operations, net of income taxes	(1,662)		84,578
Net (Loss) Income	$(55,221)		$46,170

Earnings per Share:
Basic & Diluted
Loss from Continuing Operations	$(0.42)		$(0.31)
Net (Loss) Income	$(0.43)		$0.37

Weighted Average Shares, Basic and Diluted (a)	127,489		124,403

(a)      Because the Company incurred a loss from continuing operations for the three months ended April 4, 2015 and April 5, 2014, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	April 4, 2015	April 5, 2014
Assets
Current Assets:
Cash and cash equivalents	$212,649	$128,477
Accounts receivable - trade, net	72,646	87,053
Inventories, net	182,503	210,110
Other current assets	40,576	54,092
Assets held for sale	-	11,282
Total current assets	508,374	491,014

Property and Equipment, Net	168,037	155,783
Goodwill	49,355	71,914
Intangibles, Net	87,573	94,270
Note Receivable	-	85,877
Other Assets	48,541	37,780
Total Assets	$861,880	$936,638

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$12,472	$5,322
Other current liabilities	227,185	293,434
Liabilities held for sale	-	7,628
Total current liabilities	239,657	306,384

Long-Term Debt	399,245	390,273
Other Non-Current Liabilities	71,967	173,672
Stockholders’ Equity	151,011	66,309
Total Liabilities and Stockholders’ Equity	$861,880	$936,638

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Three Months Ended
	April 4, 2015	April 5, 2014
	(13 Weeks)	(14 Weeks)

Cash Flows from Operating Activities:
Net (loss) income	$(55,221)	$46,170
Adjustments to arrive at loss from continuing operations	1,662	(84,578)
Loss from continuing operations	(53,559)	(38,408)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	12,461	11,828
Loss on asset disposals and impairments, including streamlining initiatives, net	6,949	890
Share-based compensation	6,003	20,224
Loss on settlement of note receivable	9,873	-
Foreign currency losses (gains), net	501	(874)
Other, net	559	307
Changes in assets and liabilities:
Decrease (increase) in accounts receivable - trade, net	16,798	(939)
Increase in inventories, net	(32,612)	(41,031)
Decrease (increase) in other current and non-current assets	3,429	(5,588)
Increase (decrease) increase in accounts payable	9,132	(1,257)
Decrease in accrued expenses and other non-current liabilities	(16,985)	(13,726)
Net change in income tax assets and liabilities	586	(1,060)
Net cash used in operating activities of discontinued operations	(6,457)	(28,956)
Net cash used in operating activities	(43,322)	(98,590)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	816	-
Purchases of property and equipment	(14,671)	(26,874)
Payments for purchases of businesses	-	(32,268)
Proceeds from sales of joint venture interests, net	18,966	-
Payments for joint venture interest	(10,000)	-
Payments for in-store merchandise shops	(482)	(774)
Net proceeds from settlement of note receivable	75,128	-
Other, net	(96)	72
Net cash (used in) provided by investing activities of discontinued operations	(49)	129,642
Net cash provided by investing activities	69,612	69,798

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	2,000	1,908
Repayment of Term Loan	(1,000)	-
Principal payments under capital lease obligations	(110)	(98)
Proceeds from exercise of stock options	2,406	30,336
Payment of deferred financing fees	(443)	(982)
Net cash provided by financing activities	2,853	31,164

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(538)	(533)

Net Change in Cash and Cash Equivalents	28,605	1,839
Cash and Cash Equivalents at Beginning of Period	184,044	130,222
Cash and Cash Equivalents at End of Period	212,649	132,061
Less: Cash and Cash Equivalents Held for Sale	-	3,584
Cash and Cash Equivalents	$212,649	$128,477

KATE SPADE & COMPANY

SEGMENT REPORTING

(Dollars in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended April 4, 2015 (13 Weeks)
KATE SPADE North America	$195,586	$18,072	9.2%
KATE SPADE International (b)	52,468	4,989	9.5%
Adelington Design Group	7,262	1,678	23.1%
Total - Reportable Segments	$255,316

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended April 5, 2014 (14 Weeks)
KATE SPADE North America	$163,753	$16,244	9.9%
KATE SPADE International (b)	53,375	1,475	2.8%
Adelington Design Group	6,486	(392)	(6.0	) %
Other (c)	-	(64)	-
Total - Reportable Segments	$223,614

(a)            Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26 million charge in the first quarter of 2015 to terminate contracts with the Company’s former joint venture partner in China. The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than equity loss in its equity method investees. Refer to the tables entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)            Amounts include equity in the losses of equity method investees of $738 and $298 for the three months ended April 4, 2015 and April 5, 2014, respectively.

(c)            Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and JV Termination Fee (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Three Months Ended April 4, 2015 (13 Weeks)

Total Net Sales	$255,316		$255,316	$(15,685)	$239,631

KATE SPADE North America	195,586		195,586	(8,849)	186,737

KATE SPADE International	52,468		52,468	(5,119)	47,349

Adelington Design Group	7,262		7,262	(1,717)	5,545

Gross Profit	154,727		154,727	(6,244)	148,483

SG&A	191,853	$(44,548)	147,305	(9,859)	137,446

Operating (Loss) Income	$(37,126)	$44,548	$7,422	$3,615	$11,037

Other expense, net	(1,395)		(1,395)		(1,395)

Loss on settlement of note receivable	(9,873)	9,873	—		—

Interest expense, net	(3,364)		(3,364)		(3,364)

Provision (benefit) for income taxes (e)	1,801	(665)	1,136	1,446	2,582

(Loss) Income from Continuing Operations	$(53,559)	$55,086	$1,527	$2,169	$3,696

Basic and Diluted Earnings per Common Share from Continuing Operations (f)	$(0.42)		$0.01		$0.03

Reconciliation of Adjusted EBITDA:

Adjusted operating income, per above			$7,422	$3,615	$11,037

Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			12,278	(364)	11,914

Share-based compensation, net (h)			5,777		5,777

Other expense, net (i)			(894)		(894)

Adjusted EBITDA			$24,583	$3,251	$27,834

KATE SPADE North America			$18,072	$2,241	$20,313

KATE SPADE International (j)			4,989	1,441	6,430

Adelington Design Group			1,678	(431)	1,247

Other (k)			(156)		(156)
Adjusted EBITDA			$24,583	$3,251	$27,834

(a) Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b) Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $18,874; (ii) store closure, other brand-exiting and acquisition related credits of $(326); and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c) Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d) Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group brand closures.  This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e) Adjustment reflects a normalized tax rate based on adjusted pretax income (loss).

(f) Adjusted diluted earnings per share for the three months ended April 4, 2015 are based on 128,074 shares outstanding.

(g) Excludes amortization included in Interest expense, net.

(h) Excludes $0.2 million of share-based compensation expense that was classified as restructuring.

(i) Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $501.

(j) Amounts include equity in the losses of equity method investees of $738.

(k) Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $501 and equity in the losses of equity method investees of $738.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives (b)	Adjusted Results
Three Months Ended April 5, 2014 (14 Weeks)
Total Net Sales	$223,614		$223,614
KATE SPADE North America	163,753		163,753
KATE SPADE International	53,375		53,375
Adelington Design Group	6,486		6,486

Gross Profit	136,823		136,823

SG&A	163,750	$(28,946)	134,804

Operating (Loss) Income	$(26,927)	$28,946	$2,019

Other expense, net	(153)		(153)
Interest expense, net	(9,522)		(9,522)
Provision (benefit) for income taxes (c)	1,806	(4,185)	(2,379)
Loss from Continuing Operations	$(38,408)	$33,131	$(5,277)

Basic and Diluted Earnings per Common Share from Continuing Operations (d)	$(0.31)		$(0.04)

Reconciliation of Adjusted EBITDA:

Adjusted operating income, per above			$2,019
Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			11,671
Share-based compensation, net (f)			3,871
Other expense, net (g)			(446)
Adjusted EBITDA			$17,115

KATE SPADE North America			$16,244
KATE SPADE International (h)			1,475
Adelington Design Group			(392)
Other (i)			(212)
Adjusted EBITDA			$17,115

(a)    Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)   Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $28,931 and (ii) store closure, other brand-exiting and acquisition related costs of $15.

(c)    Adjustment reflects a normalized tax rate based on adjusted pretax income (loss).

(d)   Because the Company incurred a loss from continuing operations for the three months ended April 5, 2014, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

(e)    Excludes amortization included in Interest expense, net.

(f)    Excludes $16.4 million of share-based compensation expense that was classified as restructuring.

(g)   Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $(293).

(h)   Includes equity in the losses of equity method investee of $298.

(i)   Amount includes ($64) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of ($293) and equity in the losses of equity method investee of $298.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

		Three Months Ended
		April 4, 2015	April 5, 2014	Variance
		(13 Weeks)	(14 Weeks)	$	%
Total Company
Net Sales as reported		$255,316	$223,614	$31,702	14.2%
Less:	Net sales for wind-down operations (a)	(15,685)	(11,402)
	Net sales impact of strategic initiatives (b)	-	(1,500)
	Additional week in 2014	-	(17,900)
	Foreign currency impact	-	(6,163)
Adjusted Net Sales		$239,631	$186,649	$52,982	28.4%

KATE SPADE North America
Net Sales as reported		$195,586	$163,753	$31,833	19.4%
Less:	Net sales for wind-down operations (a)	(8,849)	(4,857)
	North America quality of sale initiatives	-	(1,500)
	Additional week in 2014	-	(13,973)
	Foreign currency impact	-	(699)
Adjusted Net Sales		$186,737	$142,724	$44,013	30.8%

KATE SPADE International
Net Sales as reported		$52,468	$53,375	$(907)	-1.7%
Less:	Net sales for wind-down operations (a)	(5,119)	(3,872)
	Additional week in 2014	-	(3,927)
	Foreign currency impact	-	(5,464)
Adjusted Net Sales		$47,349	$40,112	$7,237	18.0%

Adelington Design Group
Net Sales as reported		$7,262	$6,486	$776	12.0%
Less:	Net sales for wind-down operations (a)	(1,717)	(2,673)
Adjusted Net Sales		$5,545	$3,813	$1,732	45.4%

(a)                 Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)                Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.